SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   September 30, 1997
                                                   ------------------




                          FIRST COLORADO BANCORP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



       Colorado                      0-27126                    84-1320788
------------------------------     ------------             -------------------
(State or Other Jurisdiction       (Commission                 (IRS Employer
Jurisdiction of Incorporation)     File Number)             Identification No.)


 215 South Wadsworth Boulevard, Lakewood, Colorado                 80226
 -------------------------------------------------                 -----
(Address of Principal Executive Offices)                        (Zip Code)




Registrant's telephone number, including area code: (303) 232-2121
                                                    --------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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                          FIRST COLORADO BANCORP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------



Item 5.  Other Events
         ------------

         The acquisition by First Colorado Bancorp, Inc. ("Registrant") of Delta Federal Savings, F.S.B., Delta, Colorado ("Delta"), including the merger of Delta with and into First Federal Bank of Colorado ("FFBC"), a subsidiary of the Registrant, was completed on September 30, 1997, effective October 1, 1997. The acquisition agreement had previously been approved by Delta shareholders and the appropriate regulatory agencies.

         Registrant exchanged approximately 1.57 shares of Registrant's common stock for each share of Delta common stock. The transaction will be accounted for as a purchase. The transaction was valued at approximately $5.8 million, or $30.00 per share of Registrant common stock, based upon the market price of the Registrant's common stock during the 20 trading days prior to the closing date.

         A copy of a press release issued September 30, 1997 by the Registrant is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.


Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits
          -----------------------------------------

         (c)      Exhibits:

                  99.1     Press Release dated September 30, 1997.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            FIRST COLORADO BANCORP, INC.



Date: September 30, 1997                    By:        /s/Brian L. Johnson
                                                       -------------------------
                                                       Brian L. Johnson
                                                       Executive Vice President